SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            April 17, 2000
                            Date of Report
                  (Date of Earliest Event Reported)


                         PARA MAS INTERNET, INC.
        (Exact Name of Registrant as Specified in its Charter)


                    1800 Century Park East, Suite 600
                      Los Angeles, California 90067
               (Address of principal executive offices)


                             310/229-5722
                    Registrant's telephone number


        Nevada                                         59-3383240
(State of Incorporation)                   (IRS Employer Identification No.)


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Reorganization (the "Agreement") dated as of April 17, 2000 between Lapitos Acquisition Corporation ("Lapitos"), a Delaware corporation, and Para Mas Internet, Inc., a Nevada corporation, all the outstanding shares of common stock of Lapitos Acquisition Corporation were exchanged for 1,000 shares of common stock of Para Mas Internet, Inc. ("Para Mas" or the "Company") in a transaction in which Para Mas was the surviving company.

        The Agreement was adopted by the unanimous consent of the Board of Directors of Lapitos and approved by the unanimous consent of the shareholders of Lapitos on April 17, 2000. The Agreement was adopted by the unanimous consent of the Board of Directors of Para Mas and by the consent of a majority of the shareholders of Para Mas on April 17, 2000.

        Prior to the reorganization, Lapitos had 5,000,000 shares of common stock outstanding which shares were exchanged for 1,000 shares of common stock of Para Mas. By virtue of the merger, Para Mas acquired 100% of the issued and outstanding common stock of Lapitos.

        Prior to the effectiveness of the Agreement, Para Mas had an aggregate of 44,127,570 shares of common stock issued and outstanding, and 60,000 shares of Series B preferred stock outstanding, $.001 par value.

     Holders of the Series B Preferred Shares are entitled to receive cumulative cash dividends at the annual rate of 7% per annum, or $.07 per share, payable quarterly. The dividends may be payable in cash or through a dividend of additional shares of Preferred Shares. The Company paid a 4,200 Series B Preferred Stock dividend to the holders of the Preferred Shares during the year ended June 30, 1999.

     The Series B Preferred Shares rank senior to the common stock. The Preferred Shares have a liquidation preference of $1.00 per share plus any and all declared and unpaid dividends.

     The Series B Preferred Shares are convertible, in whole or in part , at the option of the holders thereof, into shares of common stock at amount equal to the Company's average closing bid price of the common stock for thirty days immediately preceding the conversion divided by the liquidation preference of $1.00 per share.

     The Company may, at its option, convert the Series B Preferred Shares into the Company's common stock by dividing the average closing price of the Company's common stock over a twenty (20) day period by the liquidation preference of $1.00 per share. In order to exercise this option, the average price of the Company's common stock must be at least $1.50 per share.

         Upon effectiveness of the Agreement, Para Mas had an aggregate of 44,127,571 shares of common stock outstanding.

        The officers of Para Mas will continue as officers of the successor issuer. See "Management" below. The officers and directors of Para Mas will continue without change as the officers and directors of the successor issuer.

        A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Para Mas's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                                   Amount of        Percent of
                                   Common Stock     Common Stock
                                   Beneficially     Beneficially
Name                               Owned (1)        Owned (2)

Mike M. Mustafoglu                   150               *
1800 Century park East
Suite 600
Los Angeles, CA 90067

TransGlobal Financial Corp.(3,4)   40,000,850          90.65%
1800 Century park East
Suite 600
Los Angeles, CA 90067

Diva Trust	 (5)			                  3,120,000		         7.1%
1902 Vision Drive
Palm Beach Gardens, FL 33418

All directors and                  40,000,000          90.65%
executive officers as
as group (1 person)

* Less than 1%.

(1)  Based upon 44,127,571 outstanding shares of common stock
(subsequent to the effectiveness of the reorganization).

(2) Assumes exercise of warrants, options or other rights to purchase securities held by the named shareholder exercisable within six months of the date hereof.

(3) TransGlobal Financial Corporation is an affiliate of Mike M. Mustafoglu, the sole director and officer of the Company. Mike M. Mustafoglu is the sole shareholder of TransGlobal Financial Corporation. Since TransGlobal Financial Corporation has fewer than 100 shareholders and is not making and does not intend to make a public offering of its securities, management believes that TransGlobal Financial Corporation is not deemed to be an investment company by virtue of an exemption provided under the Investment Company Act of 1940, as amended.

(4) Mike M. Mustafoglu, the sole director and executive officer of the Company is the sole shareholder of TransGlobal Financial Corporation.

(5) The beneficiaries of the Diva Trust are Mike M. Mustafoglu's wife and children. Mr. Mustafoglu's wife acts as the trustee of The Diva Trust. Mr. Mustafoglu disclaims any beneficial interest in the shares of the Company held by Diva Trust.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

        On   April 17,  2000,  the  Company  was  acquired
through a reorganization agreement with Para Mas Internet, Inc., a Nevada company. The Board of Directors approved the purchase of the Company by Para Mas Internet, Inc.

BUSINESS

        Para Mas is a development stage company whose business plan is to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market.

CURRENT OPERATIONS

 The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company.
In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or successfully negotiating a transaction with any target company.

PERCEIVED BENEFITS

      There are certain perceived benefits to being a reporting company with a class of publicly traded securities. These are commonly thought to include the following:

      * the ability to use registered securities to make acquisitions of assets or businesses;

      *        increased visibility in the financial community;

      *        the facilitation of borrowing from financial institutions;

      *        improved trading efficiency;

      *        shareholder liquidity;

      *        greater ease in subsequently raising capital;

      *        compensation of key employees through stock options;

      *        enhanced corporate image;

      *        a presence in the United States capital markets.



POTENTIAL TARGET COMPANIES

      A business entity, if any, which might be interested in a business combination with the Company may include the following:

      * a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

      * a company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

      * a company that wishes to become public with less dilution of its common stock than would occur upon an underwriting;

      * a company that believes it will be able obtain investment capital on more favorable terms after it has become public;

      * a foreign company that desires an initial entry into the United States' securities market;

      * a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

      * a company that seeks one or more of the other perceived benefits of becoming a public company.

      A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors.

      No assurances can be given that the Company will be able to enter into a business combination, that the terms of any such business combination will be favorable to the Company, or that the nature of the business of potential target companies will be satisfactory to the Company's management.


PROPERTY

    Para Mas is provided administrative offices at the offices of its controlling shareholder, TransGlobal Financial Corporation, at 1800 Century Park East, Suite 600, Los Angeles, CA 90067. Curently, TransGlobal does not charge any rent to Para Mas but may do so in the future.

LITIGATION

    There is no litigation

MARKET FOR PARA MAS'S SECURITIES

     Para Mas has been a non-reporting publicly traded company. Para Mas's common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol PMII. Para Mas did not file a registration statement with the Securities and Exchange Commission and has not been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. Until such registration is achieved the Company's trading symbol is PMIIE to indicate its non-reporting status.

    The Company was required to become a reporting company by the close of business on April 20, 2000 or no longer be listed on the OTC Bulletin Board. Para Mas has effected the reorganization with Lapitos and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

     The following table represents the average prices for the Company's common stock:

                        Opening    High       Low        Closing
                        Price      Bid        Bid        Bid       Volume

Apr 1- Apr 17, 2000      2.125      2.125      2.125      2.125         0
Jan-March, 2000          1.500      2.562      0.000      2.125    14,600
October-Dec., 1999       3.000      3.000      1.500      1.500     5,700
July-September, 1999     0.125      2.000      0.000      3.000     1,500
April-June, 1999         0.125      0.125      0.125      0.125         0
Jan-March, 1999          0.125      0.125      0.125      0.125         0
October-Dec., 1998        0.25       0.25       0.00      0.125       100
July-September, 1998      0.25       0.25       0.25       0.25         0
April-June, 1998          0.25       0.25       0.25       0.25       300
Jan-March, 1998           0.25       0.25       0.25       0.25         0

MANAGEMENT

Name                          Age            Title

Mike M. Mustafoglu            49          President, Secretary, Director



     Mike M. Mustafoglu received a Bachelor of Science in Electrical Engineering from Wichita State University in 1974 and a Master of Business Administration in Finance from the University of Houston in 1978.
From 1974-1977, Mr. Mustafoglu was a geophysicist with Shell Oil
Company. From 1977-1984, Mr. Mustafoglu was employed by Getty Oil Company of Los Angeles in various corporate and financial planning capacities. From 1984-1992, Mr. Mustafoglu served in various executive management positions for companies affiliated with a privately-held entity known as Oxbow Corporation. Oxbow group companies were engaged in venture investing, energy production, metals and coal trading, industrial production, publishing and technology. During this time, Mr. Mustafoglu was vice-president of Oxbow Resources, and President of the following companies: Oxbow Energy, Inc., Pacific Basin Transportation, Inc., Oxbow Hydrocarbons, Inc. and PetroPort Terminal Corporation. From 1991 to date, Mr. Mustafoglu has been president of TransGlobal Financial Corporation, specializing in consulting and financial planning for emerging growth companies. Mr. Mustafoglu is a past member of the Board of Directors of ECO2, Inc. (NASDAQ SmallCap (R); 1992-
1995), Serv-Tech, Inc. (NASDAQ NMS; 1995-1996), Corgenix Medical
Corporation (OTCBB) in 1998 and U.S. Medical Group, Inc. (OTC BB 1996-1999).


EXECUTIVE COMPENSATION

     For the past three years and currently, the sole executive officer of the company receives no compensation from the Company.


RELATED TRANSACTIONS

     The Company has issued a total of 40,000,000 shares of Common Stock to TransGlobal Financial Corporation on January 6, 2000 for the cash advances it made to the Company since 1996, the cancellation of indebtedness in the amount of $51,000 and expenses incurred by TransGlobal Financial Corporation in conjunction with identifying and screening acquisition candidates and negotiating with such target companies on behalf of the Company.

     During the year ended June 30, 1998, the Company issued
4,000,000 shares of restricted common stock to a significant shareholder of the Company in exchange for a note payable and accrued interest of a $188,000.


RISK FACTORS

 The Company, its business plan and any offering of its securities are subject to numerous risk factors which prospective investors should carefully consider, including the following:

      NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The
Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination, although there can be no assurance that an appropriate target company will be located. This may result in the Company incurring a net operating loss, which will increase continuously until the Company can consummate a business combination with such a target company. There is no assurance that the Company can identify an appropriate target company or consummate such a business combination with such appropriate target company.

      SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of a target company that may be identified in the future. While management will prefer business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating target companies meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations will be dependent upon management of the target company and numerous other factors relating to the target company beyond the Company's control.

      SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial infrastructure than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing an appropriate business combination. Moreover, the Company will compete with numerous other small public companies in the business of seeking merger or acquisition candidates.

      NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION-NO STANDARDS FOR BUSINESS COMBINATION. The Company has no current arrangement, agreement or understanding with respect to engaging in a merger or business combination with, or acquisition of, a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in consummating a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established any minimum length of operating history or specified level of earnings, assets, net worth or other criteria which a target company must have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, and/or which has operating losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

      CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY. While seeking a business combination, management anticipates devoting only a limited amount of time per month to the business of the Company. The Company's sole officer is not obligated to devote his full time and attention exclusively to the business and affairs of the Company. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, the loss of the services of this individual would adversely affect achievement of the Company's business plan and its likelihood of continuing operations.

      CONFLICTS OF INTEREST--GENERAL. The Company's sole officer and director participates in other business ventures which may compete directly with the Company's proposed or future business. Additional conflicts of interest and non-arms length transactions may also arise in the future. Management has adopted a policy that the Company will not seek a merger or other business combination with, or acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest.

      REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION.
Section 13of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable business combination by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the applicable reporting requirements of the Exchange Act require such audited financial statements.

      LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION. The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger, business combination or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in negotiating satisfactory terms and conditions and consummating any such business combination.

      LACK OF DIVERSIFICATION. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company's activities will be limited to those engaged in by the business entity, which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

      REGULATION UNDER INVESTMENT COMPANY ACT. Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar, as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of the Investment Company Act could subject the Company to material adverse consequences.

      PROBABLE CHANGE IN CONTROL AND MANAGEMENT. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.


      REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION. Currently, the Company's primary plan of operation is to consummate a business combination with a business entity which, in all likelihood, will result in the Company issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by the present shareholders of the Company and would most likely result in a change in control or management of the Company.

      TAXATION. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies and/or their shareholders, in certain instances, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to the Company, any target company and their respective shareholders; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which might have an adverse effect on the parties to the transaction and make more difficult the consummation of a business combination with a target company.

      REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. Management anticipates that the Company will request that any potential business opportunity provide audited financial statements. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements. In such case, the Company may choose to obtain certain representations as to the target company's assets, liabilities, revenues and expenses prior to consummating a business combination, with further representations that an audited financial statement would be provided after closing of such a transaction. Closing documents relative thereto may include representations that the audited financial statements will not materially differ from the representations included in such closing documents, however, there can be no assurance in such circumstances that such audited financial statements will be provided or that the results of operations will not so materially differ.

     POSSIBLE PRICE VOLATILITY. Although it is impossible to predict the nature of any secondary trading market for the Company's common stock in the future, the market prices for securities of emerging companies historically have been highly volatile. Subsequent to consummation of a business combination and the development of any trading market, if any, future announcements concerning the Company or its competitors, including the results of testing, technological innovations or new commercial products, government regulations and developments concerning proprietary rights or litigation may have a significant impact on the price of the Company's securities in any such secondary trading.

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of a substantial number of shares of the Company's Common Stock in any secondary market arising following consummation of a business combination could adversely affect the market price of the Common Stock. The 40,000,000 shares of Common Stock issued TransGlobal Financial Corporation, a company owned by the Company's sole director and officer, will become eligible for sale in the public market, subject to compliance with Rule 144 under the Act. Rule 144 generally provides that beneficial owners of shares who have held such shares for one (1) year may sell within a three-month period a number of shares not exceeding the greater of one percent of the total outstanding shares or the average trading volume of the shares during the four calendar weeks preceding such sale. There can be no assurance that sales of these securities will not depress the price of the Company's common stock or otherwise adversely affect any secondary market that might arise subsequent to consummation of any business combination.

     NO DIVIDENDS ANTICIPATED. The Company has never paid any dividends on its securities and does not anticipate the payment of dividends in the foreseeable future.

     CURRENT TRADING MARKET FOR THE COMPANY'S SECURITIES.   Para
Mas's common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol PMII. Para Mas did not file a registration statement with the Securities and Exchange
Commission and has not been a reporting company under the Securities Exchange Act of 1934. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to be registered as a reporting company. Until such registration is achieved the Company's trading symbol is PMIIE to indicate its non-reporting status. The Company was required to become a reporting company by the close of business on September 1, 1999 or no longer be listed on the OTC Bulletin Board. Para Mas has effected the reorganization with Lapitos and has become a successor issuer thereto in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market. No assurance can be given that an active trading market in the Company's securities will be sustained if it is able to retain its listed status.

     PENNY STOCK REGULATION. Upon commencement of trading in the Company's stock, if such continues (of which there can be no assurance) the Company's common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq
Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding
$200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.
The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.
Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.


ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5.     OTHER EVENTS

        Successor Issuer Election.

        Upon effectiveness of the Agreement, pursuant to Rule 12g-3(a)of the General Rules and Regulations of the Securities and Exchange Commission, Para Mas became the successor issuer to Lapitos Acquisition Corporation for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective on April 17, 2000.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        Not applicable.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS

(a)  Financial statements of business acquired.

   The required financial statements of the business acquired are set forth below

PARA MAS INTERNET , INC.

Index to Financial Statements

                              Page

Audit Report of Independent Certified Public Accountants      F-3

Financial Statements

    Balance Sheet                                             F-4

     Statements of Losses                                     F-5

     Statements of  Deficiency in Stockholders' Equity        F-6

     Statements of Cash Flows                                 F-7

     Notes to Financial Statements                            F-8 to  F-13


Interim Financial  Statements (Unaudited)

     Balance Sheet as of December  31, 1999
     and June 30, 1999                                        F-14

     Statement of Losses for the six months ended
     December  31, 1999 and 1998                              F-15

     Statement of Cash Flows for the six months ended
     December  31, 1999 and 1998                              F-16

     Notes to Financial Statements at December 31, 1999       F-17




STEFANOU & COMPANY, LLP
Certified Public Accountants
1360 Beverly Road
Suite 305
McLean, VA  22101-3621
703-448-9200
703-448-3515 (fax)
Philadelphia, PA

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Para Mas Internet, Inc.
Los Angles, California

     We have audited the accompanying balance sheet of Para Mas Internet, Inc. as of June 30, 1999 and 1998 and the related statements of losses, deficiency in stockholders' equity, and cash flows for the years then ended . These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Para Mas Internet, Inc. of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note G to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note G. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

                              /s/ Stefanou & Company , LLP
                                  Stefanou & Company, LLP
McLean, Virginia
April 14, 2000

                         PARA MAS INTERNET, INC.
                             BALANCE SHEET
                         JUNE 30, 1999 AND 1998

ASSETS
                                          June 30, 1999    June 30, 1998

CURRENT ASSETS:

     Cash                                    $      -       $      -
                                              -------        -------
     Total current assets                           -              -

PROPERTY AND EQUIPMENT, AT COST:

     Furniture and equipment                       -               -
     Less accumulated depreciation                 -               -
                                             -------         -------
                                             $     -         $     -


            LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

     Accounts payable and accrued expenses   $  8,072        $  3,673
     Note payable                              15,000          15,000
     Notes payable-related party (Note E)      42,803          42,803
                                             --------        --------
          Total current liabilities            65,875          61,476

DEFICIENCY IN STOCKHOLDERS' EQUITY
(NOTES B and C):

     Preferred stock, par value, $.001
     per share; authorized  10,000,000
     shares; 64,200 shares issued
     at June 30, 1999 and 60,000 shares
     issued at June 30, 1998                   64,200          60,000
     Common stock, par value, $.001 per
     share; authorized, 100,000,000 shares;
     4,127,569 shares issued at June
     30, 1999 and June 30, 1998                 4,127           4,127
     Additional paid in capital             1,407,661       1,411,861
     Accumulated deficit                   (1,541,863)    (1,537,863)
                                           -----------    -----------
                                              (65,875)        (61,476)
                                           -----------    ------------
                                           $        -     $          -


              See accompanying notes to financial statements

                          PARA MAS INTERNET, INC.
                            STATEMENT OF LOSSES
             FOR THE YEARS ENDED JUNE 30, 1999 AND 1998


                                  June 30, 1999        June 30, 1998

     Cost and expenses:

     General and                  $           -        $      76,188
       administrative
     Loss on disposal of assets               -                9,857
                                  -------------        -------------
                                              -               86,045

Other (income) expense:
       Interest expense                   4,399                3,673
       Other expense                      4,399                3,673

Net loss                                  4,399               89,718

Loss per share:

     Basic and diluted                    $.00                 $ .03

Weighted average shares
outstanding:

     Basic and diluted                  4,127,569          2,460,785






              See accompanying notes to  financial statements

                        PARA MAS INTERNET, INC.
           STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
             FOR THE YEARS  ENDED JUNE 30, 1999 AND 1998



      Common   Prefer  Common   Prefer    Additio      Accumula
      Shares   red     Stock    red       nal          ted
               Shares  Amount   Stock     Paid in      Deficit       Total
                                Amount    Capital

Balance at June 30, 1997

     127,569       -    $  127   $   -   $1,227,861   $(1,447,746)  $(219,758)

Shares issued in exchange for note
payable and accrued interest

   4,000,000       -    4,000         -     184,000             -     188,000

Issuance of Series B Cumulative
Convertible Redeemable

Preferred Stock

           -    60,000                       60,000                    60,000
Net Loss
           -         -     -         -            -       (89,718)    (89,718)

Balance at June 30, 1998

    4,127,569   60,000   4,127    60,000  $1,411,861   $1,537,464  $  (61,476)

Net income (loss)

            -                -                     -       (4,399)     (4,399)

Preferred Stock dividend

            -     4,200      -     4,200      (4,200)           -           -
   ----------   -------  ------   ------    ---------    --------  ----------

Balance at June

   4,127,569     64,200 $ 4,127  $64,200   $1,407,661  (1,541,863) $ (65,875)
   =========     ====== =======  =======   ==========  =========== ==========


                 See accompanying notes to  financial statements

                          PARA MAS INTERNET, INC.
                          STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 1999 AND 1998


                                       June 30, 1999      June 30, 1998

Cash flows from operating
activities:
     Net loss                           $    (4,399)       $   (89,718)
Change in assets and liabilities:
     Adjustments to reconcile net
     loss to net cash provided by
     operating activities:
     Increase (decrease) in:
     Accounts payable and
       accrued expenses                       4,399            (6,327)
                                        -----------         ----------
     Net cash provided (used)
     by operating activities                      0           (96,045)
Cash flows from investing activities:
     Disposal of asset, net                       -             9,857
     Net cash provided in
     investing activities                         -             9,857
Cash flows from financing activities:
          Issuance of preferred stock             -            60,000
          Issuance of notes payable               -            25,000
          Issuance of common stock                -           188,000
     Repayment of notes payable
     - shareholders                               -          (188,000)
     Net cash provided by
     financing activities                         -            85,000
     Net decrease in cash and
     equivalents                                  -            (1,188)
Cash - beginning of period                        -             1,188
Cash - end of period                    $         -       $         0

Supplemental Disclosure of Cash
Flow Information:
      Cash paid during
      the year for interest             $         -       $         -
      Cash paid during
      the year for taxes                          -                 -
      Common issued in exchange
      for debt                                    -           188,000
      Preferred stock issued in
      exchange for services                       -            60,000
      Preferred stock dividends paid
      in additional preferred shares          4,200                 -





                   See accompanying notes to  financial statements

                          PARA MAS INTERNET, INC.
                      NOTES TO FINANCIAL STATEMENTS
                           JUNE 30, 1999 AND 1998

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business Operations

Para Mas Internet, Inc. ("Company" or "Para Mas") was incorporated under the laws of the State of Nevada on June 6, 1994 as U.S. Medical Management, Inc., a wholly owned subsidiary of Waterloo Wheels, Inc. Waterloo Wheels, Inc. was incorporated on June 2, 1986 under the laws of British Columbia. In June 1995, the shareholders of Waterloo Wheels, Inc. exchanged all their outstanding stock for shares of the Company on a share for share basis. In June 1995, the Company completed a merger with Ken Venturi Golf Training Center, Inc. Effective with the merger, all previously outstanding common stock of Ken Venturi Golf Center, Inc. was exchanged for 4,000,000 shares of the Company's common stock. Immediately following the merger, the Company changed its name to Ken Venturi Golf, Inc.

In November 1997, the Company changed its name to Transcontinental Waste, Industries. In April 1999, the Company changed its name to Financial Depot Online, Inc. In August 1999 the Company changed its name to Para Mas Internet, Inc.

The Company has generated no sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 1999 the Company has an accumulated deficit of $1,541,863.

Income Taxes

Income taxes are provided based on the liability method for financial reporting purposes in accordance with the provisions of Statements of Financial Standards No. 109, "Accounting for Income Taxes". Deferred and prepaid taxes are provided for on items which are recognized in different periods for financial and tax reporting purposes.

Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Intangible Assets

Organization costs incurred after December 31, 1999 will be expensed as incurred in accordance with AICPA Statement of Position 98-5.

                        PARA MAS INTERNET, INC.
                     NOTES TO FINANCIAL STATEMENTS
                        JUNE 30, 1999 AND 1998


NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

The Company accounts for stock transactions in accordance with APB Opinion 25, "Accounting for Stock Issued to Employees." In accordance with statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company has adopted the proforma disclosure requirements.

Liquidity

As shown in the accompanying financial statements, the Company
incurred a net loss of   $4,399 during the year ended June 30,
1999 and $ 89,718 during the year ended June 30, 1998.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Net Loss Per Share

Losses per common share for the years ended June 30, 1999 and 1998 are based upon 4,127,569 and 2,460,785 shares respectively, representing the weighted average number of shares outstanding.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrant's have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. There is no effect on earnings per share information for the years ended June 30, 1999 and 1998 relating to the adoption of this standard.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                         PARA MAS INTERNET, INC.
                     NOTES TO FINANCIAL STATEMENTS
                        JUNE 30, 1999 AND  1998


NOTE B-CAPITAL STOCK

In November, 1997, the Company approved, by unanimous consent of its Board of Directors, to amend the Company's articles of incorporation to increase the number of shares of common stock, par value $.001 per share from 25,000,000 shares to 100,000,000 shares and to create 10,000,000 shares of preferred stock, par value $.001 per share.

In addition, on November 18, 1997, the Company, by unanimous consent of its Board of Directors, approved a reverse stock split of one (1) share for one hundred (100) shares of common stock outstanding effective for shareholders of record as of November 18, 1997. The financial statements at June 30, 1998 give effect to the reverse split as of June 30, 1997.

Share amounts presented in the balance sheets and statements of deficiency in stockholders' equity reflect the actual share amounts outstanding for each period presented.


NOTE C- PREFERRED STOCK

In May 1998, the Company issued 60,000 shares of Series B 7% Cumulative Redeemable Convertible Preferred Stock ("Preferred Shares") in exchange for legal services rendered to the Company. Holders of the Preferred Shares are entitled to receive cumulative cash dividends at the annual rate of 7% per annum, or $.07 per share, payable quarterly. The dividends may be payable in cash or through a dividend of additional shares of Preferred Shares. The Company paid a 4,200 Series B Preferred Stock dividend to the holders of the Preferred Shares during the year ended June 30, 1999.

The Preferred Shares rank senior to the common stock. The
Preferred Shares have a liquidation preference of $ 1.00 per share plus any and all declared and unpaid dividends.

The Preferred Shares are convertible, in whole or in part , at the option of the holders thereof, into shares of common stock at amount equal to the Company's average closing bid price of the common stock for thirty days immediately preceding the conversion divided by the liquidation preference of $1.00 per share.

The Company may, at its option, convert the Preferred Shares into the Company's common stock by dividing the average closing price of the Company's common stock over a twenty (20) day period by the liquidation preference of $1.00 per share. In order to exercise this option, the average price of the Company's common stock must be at least $1.50 per share.

                         PARA MAS INTERNET, INC.
                     NOTES TO FINANCIAL STATEMENTS
                         JUNE 30, 1999 AND  1998


NOTE D-INCOME TAXES

     The Company has adopted Financial Accounting Standard number 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At June 30, 1999, the Company has available for federal income tax purposes a net operating loss carryforward of $1,541,000 expiring the year 2011 that may be used to offset future taxable income. The future utilization of the operating loss carryforwards or the time period in which the carryforwards could
be utilized could be limited.   The deferred tax asset related to
the carryforward is approximately  $ 410,000.   The Company has
provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

Components of deferred tax assets as of June 30, 1999 are as follows:

     Non current:
          Net operating loss carryforward         $ 410,000
          Valuation allowance                      (410,000)
          Net deferred tax asset                  $       -


NOTE E-NOTES PAYABLE-RELATED PARTY

The Company's principal shareholder has advanced funds to the Company for the purpose of meeting various working capital requirements. These advances are in the form of unsecured demand notes with interest at the prime lending rate plus 3% per annum.

During the year ended June 30, 1998, the Company issued 4,000,000 shares of restricted common stock to the Company's principal shareholder in exchange for a note payable and accrued interest of $188,000.

                       PARA MAS INTERNET, INC.
                   NOTES TO FINANCIAL STATEMENTS
                       JUNE 30, 1999 AND  1998



NOTE F-LOSSES PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share at June 30, 1999 and 1998:

                                                        1999        1998

Net loss available for common shareholders        $   (4,399)  $ (89,718)
Basic and fully diluted loss per share            $     (.00)  $    (.04)
Weighted average common shares outstanding         4,127,569    2,460,785


Net loss per share is based upon the weighted average number of shares of common stock outstanding. In November , 1997, a one
(1) for one hundred (100) reverse stock split of the Company's common stock was approved by the Company's Board of Directors (See Note B). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse split.


NOTE G-GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended June 30, 1999 and 1998, the Company incurred losses of $ 4,399 and $89,718, respectively. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

                       PARA MAS INTERNET, INC.
                   NOTES TO  FINANCIAL STATEMENTS
                       JUNE 30, 1999 AND  1998

NOTE G-GOING CONCERN MATTERS (continued)

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability.

NOTE H- SUBSEQUENT EVENT

Subsequent to the date of the financial statements, the Company issued 40,000,000 shares of restricted common stock to the Company's principal shareholder in exchange for the notes payable and accrued interest of approximately $53,000.

                          PARA MAS INTERNET, INC.
                               BALANCE SHEET
                                (UNAUDITED)
                                  ASSETS


                                    December 31, 1999   June 30, 1999

CURRENT ASSETS:

     Cash                               $         -        $        -
          Total current assets                    -                 -

PROPERTY AND EQUIPMENT, AT COST:

     Furniture and equipment                      -                 -
     Less accumulated deprecation                 -                 -
                                         ----------         ---------
                                        $         -        $        -
                                         ==========         =========


               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued
     expenses                           $     11,828       $    8,072
     Note payable                             15,000           15,000
     Notes payable- related party
     (Note E)                                 42,803           42,803
                                         -----------        ---------
        Total current                         69,631           65,875
        liabilities

DEFICIENCY IN STOCKHOLDERS' EQUITY
(NOTES B and C):
     Preferred stock, par value, $.001
     per share; authorized 10,000,000
     shares; 66,300 shares issued
     at December 31, 1999 and 64,200
     shares issued at June 30, 1999           66,300            64,200
     Common stock, par value, $.001
     per share; authorized,100,000,000
     shares; 4,127,569 shares issued at
     December 31, 1999 and June 30, 1999       4,127             4,127
     Additional paid in capital            1,405,561         1,407,661
     Accumulated deficit                  (1,545,619)       (1,541,863)
                                          -----------       -----------
                                             (69,631)          (65,875)
                                         $         -       $         -
                                          ===========       ===========



        F-14



                          PARA MAS INTERNET, INC.
                            STATEMENT OF LOSSES
           FOR THE SIX MONTHS  ENDED DECEMBER 31, 1999 AND 1998
                               (UNAUDITED)

                                            1999      1998

     Cost and expenses:

     General and administrative          $     -    $      -
     Loss on disposal of assets                -           -
                                          ------     -------
                                               -           -

Other (income) expense:
         Interest expense                  3,756       2,200
         Other expense                     3,756       2,200

Net loss                                   3,756       2,200

Loss per share:

     Basic and diluted                   $   .00      $  .00

Weighted average shares outstanding:

     Basic and diluted                  4,127,569    4,127,569

                       PARA MAS INTERNET, INC.
                       STATEMENT OF CASH FLOWS
         FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998
                               (UNAUDITED)

                                                 1999            1998

Cash flows from operating activities:
     Net loss                               $ (4,399)       $  (2,200)
Change in assets and liabilities:
     Adjustments to reconcile
     net loss to net cash
     provided by operating activities:
     Increase (decrease) in:
     Accounts payable and
     accrued expenses                           4,399          (2,200)
     Net cash provided (used)
     by operating activities                        0               0
Cash flows from investing activities:
     Net cash provided in
     investing activities                           -               -

Cash flows from financing activities:

     Net cash provided by
     financing activities                           -               -
     Net decrease in cash and
     equivalents                                    -               -
                                           ----------      ----------
Cash - beginning of period                          -               -
                                           ----------      ----------
Cash - end of period                      $         -     $         0
                                           ==========      ==========

Supplemental Disclosure of Cash Flow Information:
        Cash paid during
        the period for interest           $         -     $         -
        Cash paid during
        the period for taxes                        -               -
Preferred stock dividends paid in
additional preferred shares                     2,100           2,100

                       PARA MAS INTERNET, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited consolidated financial statements have been prepared in accordance with the requirements of Item 310(b) of Regulation S-B, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended December 31, 1999 are not necessarily indicative of the results that may be expected for the year ended June 30 , 2000.

Amounts for the six months ended December 31, 1998 have been reclassified to conform with the December 31, 1999 presentation.


Capital Stock

During the six months ended December 31, 1999, the Company paid a 2,100 Series B Preferred Stock dividend to the holders of the Preferred Shares.

(b)  Pro-forma financial information

     The required pro forma financial information is set forth below


                 LAPITOS ACQUISITION CORPORATION
         CONSOLIDATED PRO FORMA  UNAUDITED BALANCE SHEET
                          DECEMBER 31, 1999

ASSETS

                             Lapitos     Para         Pro          Pro
                                         Maa          forma        forma
                                                      Adjust-      Consolidated
                                                      ments
CURRENT ASSETS:

  Cash

    Total current assets     $    500   $      -                  $      500

PROPERTY AND EQUIPMENT, AT COST:

     Furniture and equipment         -          -                          -
     Less accumulated
     deprecation                     -          -                          -
                             $     500   $                         $      500


               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and
   accrued expenses          $    333   $ 11,828                   $  12,161
     Note payable                   -     15,000                      15,000
     Notes payable-
     related party                  -     42,803                      42,803
                              -------    -------                     -------
   Total current
      liabilities                 333     69,631                      69,964

DEFICIENCY IN STOCKHOLDERS' EQUITY :
     Preferred stock                -     66,300                      66,300
     Common stock                 500      4,127    (500) (1)          4,128
                                                       1  (1)
     Additional paid in capital     -  1,405,561      166 (1)      1,405,727
     Accumulated deficit        (333) (1,545,619)     333 (1)     (1,545,619)
                                 167     (69,631)                    (69,464)
                            $    500  $        -                 $       500


           See accompanying notes to pro forma  financial information

                     LAPITOS ACQUISITION COOPERATION
        CONSOLIDATED PRO FORMA CONSOLIDATED STATEMENT OF LOSSES
                           DECEMBER 31, 1999


                         Lapitos    Para Mas     Pro             Pro
                                                 Forma           Forma
                                                 Adjustmemts    Consolidated

Cost and expenses:

  General and
    administrative       $     333  $      -                     $      333
                          --------   -------                      ---------
                               333         -                              -

Other (income) expense:
    Interest expense             -     3,756                              -
    Other expense                -     3,756                          3,756

Net loss                       333     3,756                          4,089

Loss per share:

     Basic and diluted   $     .00   $   .00                     $      .00

Weighted average shares outstanding:

     Basic and diluted   5,000,000    4,127,569                   4,128,569







           See accompanying notes to pro forma  financial information

                     LAPITOS ACQUISITION CORPORATION
       NOTES TO CONDENSED PROFORMA UNAUDITED FINANCIAL STATEMENTS
                            DECEMBER 31, 1999

The  Proforma  Unaudited  Financial  Statements  have been
prepared in order to present  consolidated  financial  position and results of operations of Lapitos Acquisition Corporation
(Lapitos)    and    Para Mas Internet, Inc. (Para Mas)) as if the
acquisition had occurred as of July 1, 1999.

On April 17, 2000, Para Mas completed a Stock Exchange Agreement with Lapitos in a transaction accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of the Lapitos was $ 1. From Lapito's inception , until the date of the exchange, Lapitos was an inactive corporation with no assets and liabilities.

Effective with the exchange, all previously outstanding common stock, preferred stock, options and warrants owned by Lapitos stockholders were exchanged for an aggregate of 1,000 shares of Para Mas's common stock. The value of the stock that was issued was the historical cost of Lapitos's net tangible assets, which did not differ materially from their fair value. In accordance with Accounting Principles Opinion No. 16, Para Mas is the acquiring entity.


The following is a description of the pro forma adjustments that have been made to the financial statements.

(1) To record the acquisition of Lapitos for stock. The significant components of this transaction are:

Stock issued                                          $         1
Excess of liabilities assumed over assets acquired              -
Total consideration paid                              $         1

(c)  Exhibits


1.1    Agreement and Plan of Reorganization between
       Lapitos Acquisition Corporation and Para Mas Internet,Inc.
23.1   Consent of Certified Public Accountants.
27.1   Financial Data Schedule


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                PARA MAS INTERNET, INC.

                                By /s/  Mike M. Mustafoglu
                                        Mike M. Mustafoglu, President

Date: July 17, 2000

EX-1.1




                     AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION  ("Agreement") between
PARA MAS INTERNET, Inc., a Nevada corporation ("PMIIE") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Lapitos Acquisition Corp., a Delaware corporation ("LAC").

     Whereas, PMIIE wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of LAC in a transaction intended to qualify as a reorganization within the meaning of 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Now, therefore, PMIIE and the Shareholders adopt this plan of reorganization and agree as follows:

     1.   Exchange of Stock.

     1.1. Number of Shares. The Shareholders agree to transfer to PMIIE at the Closing (defined below) the number of shares of common stock of LAC, $.001 par value per share, shown opposite their names in Exhibit A, which collectively represents 100% of the issued and outstanding equity ownership of LAC, in exchange pro rata for an aggregate of 1,000 shares of voting common stock of PMIIE, $.001 par value per share.

     1.2. Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of LAC common stock shall surrender such certificate(s) for cancellation to PMIIE, and shall receive in exchange a certificate or certificates representing the number of full shares of PMIIE common stock into which the shares of LAC common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of LAC shares by the Shareholders shall be effected by the delivery to PMIIE at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

     1.3. Fractional Shares. Fractional shares of PMIIE common stock shall not be issued, but in lieu thereof PMIIE shall round up fractional shares to the next highest whole number.

     1.4. Further Assurances. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as PMIIE may request in order more effectively to sell, transfer, and assign the transferred stock to PMIIE and to confirm PMIIE's title thereto.

     2. Ratio of Exchange. The securities of LAC owned by the Shareholders, and the relative securities of PMIIE for which they will be exchanged, are set out opposite their names Exhibit A.

     3.   Closing.

     3.1. Time and Place. The Closing contemplated herein shall be held as soon as possible at the offices of Para Mas Internet, Inc. at 1800 Century Park East, Suite 600, Los Angeles, CA 90067, unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

     3.2. Form of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     4. Unexchanged Certificates. Until surrendered, each outstanding certificate that prior to the Closing represented LAC common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of PMIIE common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of LAC common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

     5.   Representations and Warranties of the Shareholders

     The Shareholders, individually and separately, represent and warrant as follows:

     5.1. Title to shares. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of LAC shares which are listed in the attached schedule and which they have contracted to exchange.

     5.2. Litigation. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of LAC held by the Shareholders.

     6.   Representations and Warranties of the Parties

     PMIIE represents and warrants as follows:

     6.1 Corporate Status. PMIIE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     6.2 Capitalization. The authorized capital stock of PMIIE consists of 100,000,000 shares of common stock, $.001 par value per share, of which 44,127,570 shares are issued and outstanding, all fully paid and nonassessable and no shares of non-designated preferred stock; and 20,000,000 million of preferred stock of which 60,000 are issued and outstanding.

     6.3  Subsidiaries.  PMIIE has no subsidiaries.

     6.4 Litigation. There is no litigation or proceeding pending, or to the Company's knowledge threatened, against or relating to PMIIE, its properties or business, except as set forth in a list certified by the president of PMIIE and delivered to the Shareholders or attached hereto.

     6.5 Contracts. PMIIE is not a party to any material contract other than those listed as an attachment hereto.

     6.6 No Violation. Execution of this Agreement and performance by PMIIE hereunder has been duly authorized by all requisite corporate action on the part of PMIIE, and this Agreement constitutes a valid and binding obligation of PMIIE and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgement, decree, law, or regulation to which any property of PMIIE is subject or by which PMIIE is bound.

     6.7 Taxes. PMIIE has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. PMIIE has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of PMIIE and are reflected in the financial statements furnished hereto.

     6.8 Title to Property. PMIIE has good and marketable title to all properties and assets, real and personal, reflected in PMIIE's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and PMIIE's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

     6.9 Corporate Authority. PMIIE has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

     6.10 Investment Intent. PMIIE is acquiring the LAC shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

     The Shareholders represent and warrant as follows:

     6.11 Corporate Status. LAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     6.12 Capitalization. The authorized capital stock of LAC consists of 100,000,000 shares of common stock, $.001 par value per share, of which 5,000,000 shares are issued and outstanding, all fully paid and nonassessable and 20,000,000 shares of non-designated preferred stock which have not been issued.

     6.13 Subsidiaries.  LAC has no subsidiaries.

     6.14 Litigation. There is no litigation or proceeding pending, or to the Shareholders' knowledge threatened, against or relating to LAC, its properties or business, except as set forth in a list certified by the president of LAC and delivered to PMIIE or attached hereto.

     6.15 Contracts. LAC is not a party to any material contract other than those listed as an attachment hereto.

     6.16 No Violation. Execution of this Agreement and performance by the Shareholders hereunder has, as applicable, been duly authorized by all requisite corporate action on the part of LAC and each Shareholder, and this Agreement constitutes a valid and binding obligation of each Shareholder and performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgement, decree, law, or regulation to which any property of LAC or any Shareholder is subject or by which LAC or any Shareholder is bound.

     6.17 Taxes; Reporting Status. LAC has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. LAC has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of LAC and are reflected in the financial statements furnished hereto. LAC is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, pursuant to
Section 12(g) thereof, and is current in all required filings, and has been current in all required filings since at least the earlier of (x) the date which was one year prior to the due date of its last required filing, or (y) the date on which LAC became a "reporting issuer."

     6.18 Title to Property. LAC has good and marketable title to all properties and assets, real and personal, reflected in LAC's
Financial Statements (if any), except as since sold or otherwise disposed of in the ordinary course of business, and LAC's properties and assets (if any) are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

     7.   Conduct Pending the Closing

     PMIIE and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

     7.1. No change will be made in the charter documents, by-laws, or other corporate documents of PMIIE or of LAC.

     7.2. PMIIE and LAC will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the LAC shares of common stock owned by them.

     8.   Conditions Precedent to Obligation of the Shareholders

     The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

     8.1. PMIIE Representations and Warranties. The representations and warranties of PMIIE set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     8.2. PMIIE Covenants. PMIIE shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

     8.3. Board of Director Approval.  The Board of Directors of
PMIIE shall have approved this Agreement.

     8.4. Supporting Documents of PMIIE. PMIIE shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

     (a) PMIIE is a corporation duly organized, validly existing, and in good standing;

     (b)  PMIIE's authorized capital stock is as set forth herein;

     (c) Certified copies of the resolutions of the board of directors of PMIIE authorizing the execution of this Agreement and consummation hereof;

     (d) Secretary's certificate of incumbency of the officers and directors of PMIIE;

     (e) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     9.   Conditions Precedent to Obligation of PMIIE

     PMIIE obligation to consummate this merger shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by PMIIE:

     9.1. Shareholder's Representations and Warranties. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

     9.2. Shareholder's Covenants. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

     9.3. Supporting Documents of LAC. The Shareholders shall have caused LAC to deliver to PMIIE supporting documents in form and substance reasonably satisfactory to PMIIE, to the effect that:

     (a) LAC is a corporation duly organized, validly existing, and in good standing;

     (b)  LAC's authorized capital stock is as set forth herein; and

     (c) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     10. Termination. This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or PMIIE if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either Shareholders or PMIIE if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

     11. Survival of Representations and Warranties. The representation and warranties of the Shareholders and PMIIE set out herein shall survive the Closing.

     12.  Arbitration

     12.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Nevada

     12.2. Consent to Jurisdiction, Situs and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Nevada. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over enforcement of such awards.

     12.3 Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Nevada, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     12.4. Disclosure and Discovery. The arbitrator may in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     12.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much a possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     12.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     12.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     12.8. Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     12.9. Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them whenever arising, whether in regard to this agreement or any other matter, from whatever the cause based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     12.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

     13.  General Provisions

     13.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

     13.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligation, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     13.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     13.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested or recognized commercial courier service as follows:

     If to PMIIE, to:

     Mike Mustafoglu
     1800 Century Park East, Suite 600
     Los Angeles, CA 90067

     If to the Shareholders, to:

     Mike Mustafoglu
     1800 Century Park East, Suite 600
     Los Angeles, CA 90067

     13.5. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

     13.6. Assignment. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

     13.7. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     13.8. Exchange Agent and Closing Date. The Exchange Agent shall be the law firm of Chapman and Flanagan, Las Vegas, Nevada. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

     13.9. Review of the Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

     13.10. Schedules. All schedules attached hereto, if any shall be acknowledged by each party by signature or initials thereon and shall be dated.

     13.11. Effective date. This effective date of this agreement shall be upon its execution.


Signature Page to Agreement and Plan of Reorganization between
PARA MAS INTERNET, Inc. and the Shareholders of
Lapitos Acquisition Corp.

     IN WITNESS WHEREOF, the parties have executed this agreement.


                              PARA MAS INTERNET, INC.



                              By________________________________
                                /s/ Mike M. Mustafoglu


                              THE SHAREHOLDERS OF
                              LAPITOS ACQUISITION CORP.



                              By________________________________
                                  /s/ Mike M. Mustafoglu



                              By________________________________
                                   /s/ Mike M. Mustafoglu on behalf of
                                   Transglobal Financial Corp.

Exhibit A


Number of      Number of
LAC Shares     PMIIE Shares   Name of
To be          To be          Shareholder              Address
Exchanged      Received



750,000             150      Mike M. Mustafoglu       1800 Century Park East
                                                      Suite 600
                                                      Los Angeles, CA 90067

4,250,000           850      Transglobal Financial    1800 Century Park East
                             Corporation              Suite 600
                                                      Los Angeles, CA 90067




TYPE: EX-23.1
SEQUENCE: 2
DESCRIPTION: CONSENT OF STEFANOU & COMPANY, LLP
EXHIBIT 23.1





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

TO:  Lapitos Acquisition Corporation

     As independent certified public accountants, we hereby consent to inclusion of our report dated February 16, 2000 appearing in the Annual Report on Form 10-KSB of Lapitos Acquisition Corporation for the year ended December 31, 1999.

                                   /s/ Stefanou & Company,LLP
                                   Stefanou & Company, LLP


McLean, Virginia
April 18, 2000


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

TO:  Para Mas Internet, Inc.

     As independent certified public accountants, we hereby consent to inclusion of our report dated April 14, 2000 on our audit of the financial statements of Para Mas Internet, Inc. for the year ended June 30, 1999 and 1998.

                                   /s/ Stefanou & Company, LLP
                                   Stefanou & Company, LLP


McLean, Virginia
April 18, 2000


TYPE: EX-27.1 SEQUENCE: 3
DESCRIPTION: FINANCIAL DATA SCHEDULE
ARTICLE: 5 THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION
EXTRACTED FROM AQUA VIE BEVERAGE CORPORATION AUDITED STATEMENTS
AS OF JULY 31, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS. PERIOD TYPE:
YEAR FISCAL YEAR END:              JUN-30-1999
PERIOD START:                      JUL-01-1998
PERIOD END:                        JUN-30-1999
CASH:                              0
SECURITIES:                        0
RECEIVABLES:                       0
ALLOWANCES:                        0
INVENTORY:                         0
CURRENT ASSETS:                    0
PP&E:                              0
DEPRECIATION:                      0
TOTAL ASSETS:                      0
CURRENT LIABILITIES:               65,875
BONDS:                             0
PREFERRED MANDATORY:               0
PREFERRED:                         64,200
COMMON:                            4,127
OTHER SE:                          (65,875)
TOTAL LIABILITY AND EQUITY:        0
SALES:                             0
TOTAL REVENUES:                    0
CGS:                               0
TOTAL COSTS:                       0
OTHER EXPENSES:                    0
LOSS PROVISION:                    0
INTEREST EXPENSE:                  4,399
INCOME PRETAX:                     (4,399)
INCOME TAX:                        0
INCOME CONTINUING:                 (4,399)
DISCONTINUED:                      0
EXTRAORDINARY:                     0
CHANGES:                           0
NET INCOME:                        (4,399)
EPS BASIC:                         (0.00)
EPS DILUTED:                       (0.00)